Calculation of Filing Fee Tables
S-8
SMITH MICRO SOFTWARE, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	3,000,000	$ 0.675	$ 2,025,000.00	0.0001531	$ 310.03
Total Offering Amounts:						$ 2,025,000.00		$ 310.03
Total Fee Offsets:								$ 310.03
Net Fee Due:								$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers an indeterminate number of additional shares of Common Stock that may be issued pursuant to the Amended and Restated Omnibus Equity Incentive Plan (the "Plan") as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. The Amount Registered represents shares of Common Stock issuable pursuant to the Plan being registered pursuant to this Registration Statement. The Proposed Maximum Offering Price Per Share and the Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act at $0.675 per share of Common Stock, based on the average of the high ($0.70) and low ($0.65) prices for the registrant's Common Stock as reported on the Nasdaq Capital Market on August 1, 2025 (rounded to the nearest cent), which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Smith Micro Software, Inc.	S-1	333-281349	08/07/2024		$ 310.03	Equity	Common Stock, par value $0.001 per share		$ 16,700,000.00
Fee Offset Sources	2	Smith Micro Software, Inc.	S-1	333-281349		08/07/2024						$ 2,464.92
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant withdrew the Registration Statement on Form S-1 filed on August 7, 2024 (File No. 333-281349) (the "Prior S-1") by filing a Form RW on September 16, 2024. The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant's Common Stock, par value $0.001 per share under the Prior S-1. The Registrant previously offset (i) $1,079.12 of the total registration fees due under its Registration Statement on Form S-1 (File No. 333-282858) filed on October 28, 2024 against the fees previously paid in connection with the Prior S-1, and (ii) $166.68 of the total registration fees due under its Registration Statement on Form S-1 (File No. 333-) filed on August 7, 2025 against the fees previously paid in connection with the Prior S-1, leaving a remaining balance of $1,219.12 available for future filing fee offsets by the Registrant. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $310.03, representing a portion of the $2,464.92 fee paid in connection with the Prior S-1. As a result of such offset, the Registrant will have $909.09 remaining in unused filing fees available to be applied to future filings of the Registrant.

Offset Note
[2]	The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant's Common Stock, par value $0.001 per share under the Prior S-1.